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ING Investment Management | June 15, 2012

ING Portfolio Changes	TALKING POINTS

ING American Funds Bond Portfolio Change in Sub-Adviser

Subject to shareholder approval on or about Friday, July 20, 2012, the “master-feeder” fund structure of ING American Funds Bond Portfolio will be changed to that of a “traditional” fund structure in which the Portfolio will invest directly in securities under the day-to-day management of a sub-adviser. As a result, the Portfolio’s name, investment objective, fee structure and principal investment strategies would change. If shareholders approve the new sub-advisory agreement with ING Investment Management Co. LLC, the Portfolio will redeem all of its interests in the master portfolio and begin investing its assets in accordance with a new investment objective and strategy, under the day-to-day portfolio management of ING Investment Management Co. LLC. The Portfolio will also change its name to “ING Bond Portfolio.”

What’s Changing

•            The Portfolio would divest its interest in the “master fund” currently managed by Capital Research and Management CompanySM and would invest directly in securities with ING Investment Management Co. LLC serving as a new sub-adviser, subject to shareholder approval.

•            The portfolio would be renamed ING Bond Portfolio.

•            The Portfolio investment objective would change to seeking to provide maximum total return through income and capital appreciation.

•            The principal investment strategy would change as indicated in the portfolio supplement.

•            The new portfolio managers effective July 20, 2012 would be Christine Hurtsellers, Matthew Toms and Michael Mata.

•            Portfolio operating expenses would be reduced as indicated on the below fee comparison chart.

What’s Not Changing

•            The Morningstar and Lipper categories.

•            The Barclays Capital U.S. Aggregate Bond benchmark.

•            The portfolio will continue to invest at least 80% of its assets in bonds and other debt securities.

Rationale for Portfolio Change

•            As part of the Board’s annual review, the Board directed ING Investments in October 2011 to explore options to address the Board’s concerns about the Portfolio’s underperformance and long-term outflows.

•            The Board after this analysis decided an alternative to the current master-feeder arrangement for the Portfolio would, in ING Investments’ view, be likely to provide a superior solution for shareholders while allowing the Portfolio to continue operations as a registered investment company.

•            ING IM was engaged as sub-adviser in the new structure based on its prior experience in managing an intermediate corporate bond strategy.

For internal use only.  Not for inspection by, distribution or quotation to, the general public.

Not FDIC Insured / May Lose Value / No Bank Guarantee

Annual Average Total Returns (for the periods ended December 31 of each year)

	1 Yr	5 Yrs (or since inception)		10 Yrs	Inception Date
ING American Funds Bond Portfolio	5.72%	3.09%		N/A	11/12/07
BCAB Index(1)	7.84%	6.65	%(2)	N/A

(1)          The index returns do not reflect deductions for fees, expenses, or taxes.  The Barclays Capital U.S. Aggregate Bond (“BCAB”) Index is a widely recognized, unmanaged index of publicly issued, investment-grade U.S. Government, mortgage-backed, asset-backed, and corporate debt securities.

(2)          Reflects index performance since the date closest to the Portfolio’s inception for which data is available

Annual Portfolio Operating Expenses (Expenses that you pay each year as a % of the value of your investment)

	Current Portfolio		The Portfolio Pro Forma
Total Annual Portfolio Operating Expenses After Waivers and Reimbursements	1.01	%(1)	0.75	%(2),(3)

(1)                                        Based on the management fee of the Master Fund of 0.36%. The adviser does not charge a management fee when the assets of the Portfolio are invested in the Master Fund.

(2)                                        Pursuant to an Administration Agreement, the Administrator will receive an annual administration fee equal to 0.10% of the Portfolio’s average daily net assets.

(3)                                        Subject to shareholder approval of the new shareholder agreement, ING Investments will enter into a written expense limitation agreement with the Trust, under which it will limit the expenses of the Portfolio to 0.99% through May 1, 2014; the obligation does not extend to interest, taxes, brokerage commissions, Acquired Fund Fees and Expenses, and extraordinary expenses. The obligation would automatically renew for one-year terms unless it is terminated by the Portfolio or ING Investments upon written notice within 90 days of the end of the then current term or upon termination of the advisory agreement and is subject to possible recoupment by ING Investments within three years. In addition, the distributor of the Portfolio’s shares would be contractually obligated to waive a portion of its distribution fee such that the Portfolio’s Total Annual Portfolio Operating Expenses after Waivers and Reimbursements do not exceed 0.75% through May 1, 2014. There would be no guarantee that the distribution fee waiver would continue after May 1, 2014. The distribution fee waiver would only renew if the distributor elected to renew it. Any fees waived pursuant to the distribution fee waiver would not be eligible for recoupment.

The foregoing is not an offer to sell, nor a solicitation of an offer to buy, shares of the Portfolio, nor is it a solicitation of any proxy. For information regarding the Portfolio, please call ING Funds toll free at 1-800-992-0180. To receive a free copy of a Proxy Statement relating to the permanent sub-advisory agreement (once a definitive Proxy Statement has been filed with the SEC) please call ING Funds toll free at 1-800-992-0180. The Proxy Statement (when available) will contain important information about IIM, and therefore you are advised to read it when and if it becomes available. The Proxy Statement (when available), shareholder reports and other information are or will also be available for free on the SEC’s website (www.sec.gov). Please read any Proxy Statement carefully before making any decision to invest or to approve any sub-advisory agreement.

For detailed information about the Portfolio’s expenses, including the Portfolio’s management fees and distribution (12b-1) and shareholder servicing fees, please refer to the Prospectuses for ING American Funds Bond Portfolio.

You should consider the investment objectives, risks, and charges and expenses of the Portfolio(s) carefully before investing. The prospectuses/ prospectus summaries/ information booklets containing this and other information, can be obtained by contacting your local representative. Please read the information carefully before investing.

Contents of this communication may contain information regarding past performance, market opinions, competitor data, projections, forecasts and other forward-looking statements that cannot be shared with clients, prospective clients or current investors of ING investment products. The information presented has been obtained from sources ING Investment Management (“ING IM”) deems to be reliable, however, this data is subject to unintentional errors, omissions and changes prior to distribution without notice. This information is provided to ING IM employees for internal or educational use only and cannot be used as sales or marketing material, nor can it be distributed outside of the firm. Please only use compliance-approved marketing materials with clients and prospects. These materials contain compliant sales language, appropriate risk disclosures and other relevant disclaimers that provides a sound basis for evaluating our investment products and services.

This information cannot be reproduced in whole or in part in any manner without the prior permission of an ING IM Compliance Officer.

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©2012 ING Investments Distributor, LLC, 230 Park Avenue, New York, NY 10169

Not FDIC Insured / May Lose Value / No Bank Guarantee	FFOT-USBSUB 21312
CID-3753